CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 54 to the Registration Statement on Form N-6 (No. 002-89780) (the “Registration Statement”) of our report dated March 20, 2023, except for the change in the manner in which Pruco Life Insurance Company of New Jersey accounts for long-duration insurance contracts discussed in Note 2 to the financial statements and the Adoption of the New Accounting Standard for LDTI Critical Audit Matter, as to which the date is July 14, 2023 relating to the financial statements and financial statement schedule of Pruco Life Insurance Company of New Jersey and consent to the incorporation by reference in the Registration Statement of our report dated April 6, 2023 relating to the financial statements of each of the subaccounts of Pruco Life of New Jersey Variable Appreciable Account indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
September 7, 2023